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                         POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Charles H. Kaman and Robert M. Garneau, and each of them, with full power to act with or without the other, as his or her agent and attorney-in-fact to execute in his or her name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Kaman Corporation or otherwise) a Registration Statement on Form S-8 of Kaman Corporation respecting its 1993 Stock Incentive Plan and predecessor plan, and any and all amendments thereto, including post-effective amendments and any additional registration statement on Form S-8 with respect to such Plan, and to file such Registration Statement and any such amendment thereto or additional registration statements with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 13th day of October, 1998.



Brian E. Barents                        Huntington Hardisty



Fred A. Breidenbach                     C. William Kaman, II



E. Reeves Callaway, III                 Eileen S. Kraus



Frank C. Carlucci                       Hartzel Z. Lebed



Laney J. Chouest                        Walter H. Monteith, Jr.



John A. DiBiaggio                       John S. Murtha



Edythe J. Gaines                        Wanda L. Rogers
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